         As filed with the Securities and Exchange Commission on May 9, 2003
                                               Registration No._____________
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         INTERNATIONAL SCRIPOPHILY EXCHANGE
                (Name of registrant as specified in its charter)

           Nevada                       7389                 33-0990056
(State or Other Jurisdiction      (Primary Standard       (I.R.S. Employee
     of Incorporation or      Industrial Classification   Identification No.)
        Organization)               Code Number)

                       500 Newport Center Drive, Suite 580
                             Newport Beach, CA 92660
                                 (949) 706-6008

                        (Address and telephone number of
                          principal executive offices)

                                Robert J. Zepfel
                       500 Newport Center Drive, Suite 580
                             Newport Beach, CA 92660
                                 (949) 706-6000

                      (Name, address, and telephone number
                              of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                     CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                      Proposed            Proposed
       Title of                                        maximum             maximum               Amount
      each class               Amount                 offering            aggregate                of
     of securities              to be                 price per           offering            Registration
   to be registered          registered               share(1)              price                  Fee
----------------------------------------------------------------------------------------------------------
Common stock,                 2,010,000                $1.00             $2,010,000               $162.61
$0.001 par value
----------------------------------------------------------------------------------------------------------
         TOTAL                2,010,000                $1.00             $2,010,000               $162.61
==========================================================================================================

         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                        PRELIMINARY PROSPECTUS SUBJECT TO
                        COMPLETION, DATED MAY   , 2003

                        INTERNATIONAL SCRIPOPHILY EXCHANGE
                         2,010,000 SHARES OF COMMON STOCK

         This prospectus relates to (i) the sale of up to 1,000,000 shares of Common Stock by International Scripophily Exchange ("ISX") for cash, (ii) the distribution of an additional 10,000 shares by ISX for promotional purposes, and
(iii) the sale of up to 1,000,000 shares by existing shareholders of ISX. All costs associated with this registration will be borne by us.

         The shares offered by ISX for cash are being offered directly to prospective investors by the Company's officers and directors. The shares to be distributed for promotional purposes will be issued to persons who register at our website. The shares offered by the selling shareholders will be offered directly by them or through market transactions, if the Company's Common Stock commences trading on the OTC Bulletin Board or the "pink sheets," at prices prevailing at the time of sale. The selling shareholders will sell at a price of $1.00 per share until our shares are quoted on the OTC Bulletin Board or the "pink sheets", and thereafter at prevailing market prices or at privately negotiated prices

         There are no minimum purchase requirements. Our common stock is not listed on any national securities exchange, the Nasdaq Stock Market or the OTC Bulletin Board, and no public market currently exists for shares of our common stock. Once the Registration Statement of which this Prospectus is a part is declared effective by the SEC, we plan to apply for listing on the Over the Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTCBB"). There is no assurance that we will obtain listing on the OTCBB.

         An investment in the common stock offered under this prospectus involves a high degree of risk and we urge you to carefully review this prospectus with particular attention to the section entitled "Risk Factors" before investing in shares of our common stock. A purchase of our common stock is highly speculative and investors should not purchase shares of our common stock unless they can afford to lose their entire investment.

                      THESE SECURITIES ARE SPECULATIVE AND
                         INVOLVE A HIGH DEGREE OF RISK.

              PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 10.

                                   PROCEEDS               PROCEEDS
                                  TO SELLING                TO
                PRICE            SHAREHOLDERS             COMPANY

Per share       $1.00             $1,000,000           $1,000,000(1)

-----------------------------------------------------------------------------
(1) Before deducting costs of the offering, estimated at $5,000.

         No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock will be placed in escrow, trust or any similar account.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this prospectus is _________________, 2003.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY......................................................  1
SUMMARY CONSOLIDATED FINANCIAL INFORMATION
RISK FACTORS............................................................  3
FORWARD-LOOKING STATEMENTS..............................................  9
SELLING SHAREHOLDERS.....................................................10
USE OF PROCEEDS..........................................................10
DETERMINATION OF OFFERING PRICE..........................................11
DIVIDEND POLICY..........................................................11
DILUTION .................. .............................................11
PLAN OF DISTRIBUTION.....................................................11
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION................13
DESCRIPTION OF BUSINESS..................................................14
MANAGEMENT...............................................................17
EXECUTIVE COMPENSATION...................................................17
PRINCIPAL SHAREHOLDERS...................................................17
SHAREHOLDER MATTERS......................................................18
DESCRIPTION OF SECURITIES................................................18
EXPERTS  ................................................................18
LEGAL MATTERS............................................................19
AVAILABLE INFORMATION....................................................19
FINANCIAL STATEMENTS....................................................F-1

         As used in this prospectus, the terms "we," "us," "our," "the Company," and "ISX" mean International Scripophily Exchange, a Nevada corporation. The term "common stock" means our Common Stock, without par value, and the term "shares" means the shares of common stock being registered by us through this prospectus.

         The information in this prospectus is qualified in its entirety by reference to the entire prospectus. Consequently, this prospectus, which is contained as part of this registration statement, must be read in its entirety. Information may not be considered or quoted out of context or without referencing other information contained in this report necessary to make the information considered, not misleading.

         You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this prospectus in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction.

         Neither the delivery of this prospectus nor any sales made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof.

                               PROSPECTUS SUMMARY

         The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

OUR COMPANY

         International Scripophily Exchange ("we" or the "Company") is a Nevada corporation that was incorporated in 2001. The Company plans to provide goods and services for dealers and collectors of stock and bond certificates, as well as to maintain an auction website for the purchase and sale of stock and bond certificates. We also plan to compile and publish authoritative information on values and conditions of stock and bond certificates. Our executive offices and principal operations are located at 500 Newport Center Drive, Suite 580, Newport Beach, CA 92660 and our telephone number is (949) 760-6060. We maintain a website at www.stockcertificatemarket.com.

THE OFFERING

         This offering relates to the sale of up to 1,000,000 shares by ISX for cash, the distribution of up to 10,000 shares for promotional purposes, and the sale of up to 1,000,000 shares by our existing shareholders. The offering price by the Company for shares to be sold for cash is $1.00 per share; selling shareholders will initially sell at $1.00 per share, but at such time as a trading market develops for our common stock, they will sell at prevailing prices in the securities markets. The shares to be distributed for promotional purposes will be issued for no additional consideration to persons who register at our website and certain other persons, customers and suppliers.

OUTSTANDING SHARES

         Prior to the offering, there are 5,000,000 shares of Common Stock outstanding. If all 1,010,000 shares offered by the Company are issued, there will be a total of 6,010,000 shares outstanding.

USE OF PROCEEDS

         Any proceeds we receive from the sale of common stock by us will be used to finance the development of our website, establishment of an initial inventory of stock and bond certificates, for promotion and advertising, and for general working capital purposes. See "Use of Proceeds." We will not receive any of the proceeds from the sale of stock by any of the selling shareholders.

RISK FACTORS

         The shares offered involve a high degree of risk and immediate substantial dilution. They should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" and "Dilution."

                     SUMMARY FINANCIAL INFORMATION

         The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Plan of Operation" section of this prospectus, as well as with our Financial Statements and the notes.

STATEMENT OF OPERATIONS DATA:
                                                             For The Year
                                                                 Ended
                                                              December 31,
                                                                  2002
                                                                  ----
Revenues                                                       $    -0-
Expenses                                                           111
Net (Loss)                                                        (111)

BALANCE SHEET DATA:
                                                               December 31,
                                                                  2002
                                                                  ----

Cash                                                           $  4,493
Current Liabilities                                                 135
Common Stock                                                      5,000
Accumulated Deficit                                                (642)
Total Liabilities and Shareholders' Equity                        4,493

                                  RISK FACTORS

         The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. You should carefully consider the following risk factors, as well as all other information in this prospectus.

         Certain important factors may affect our actual results and could cause those results to differ significantly from any forward-looking statements made in this prospectus or otherwise made by us or on our behalf. For this purpose, any statements contained in this prospectus that are not statements of historical fact should be considered to be forward-looking statements. Words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," or "plan" identify forward-looking statements. These statements appear in a number of places in this prospectus and include statements as to our intent, belief or expectations. These forward-looking statements are subject to the risks detailed below or elsewhere in this prospectus, or detailed from time to time in our filings with the Securities and Exchange Commission.

         Investors should assume that, even if not specifically stated within this document, if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

         POPULARITY OF COLLECTIBLES. The popularity of collectibles in general, and collectible stock and bond certificates in particular, may vary over time due to perceived scarcity, subjective value, general consumer trends, changes in prices, interest rates and other general economic conditions. We plan to derive a significant portion of our revenues from commissions paid to us upon the sale of collectible stock and bond certificates in our auctions and sales of collectible stock and bond certificates from our own inventory. A decline in popularity of collectibles would likely cause a decrease in the number of items sold in our auctions.

         THE TEMPORARY POPULARITY OF CERTAIN COLLECTIBLES COULD CAUSE OUR REVENUES TO FLUCTUATE. Temporary consumer popularity or "fads" among collectors may temporarily inflate the volume of collectibles that we auction and sell. These trends may result in significant fluctuations in our operating results from one quarter to the next. Any decline in the popularity of the collectibles we auction and sell as a result of changes in consumer trends could harm our business.

         OUR FUTURE OPERATING RESULTS MAY BE SUBJECT TO FLUCTUATIONS. We anticipate that our operating results will be unpredictable and we expect them to fluctuate in the future due to a number of factors that are outside our control. These factors include:

         - consumer trends affecting the popularity of collectibles;

         - our ability to significantly increase our customer base;

         - our ability to obtain consignments of and to purchase collectible stock and bond certificates to offer at our auctions;

         - our ability to re-sell our inventory of collectibles in a timely manner;

         - our ability to maintain customer satisfaction;

         - costs relating to the expansion of our operations

         - services offered by our competitors and the success of our competitors;

         - technical difficulties with consumers' use of our website or service interruptions; and

         - general economic conditions and economic conditions specific to the prices of stock and bond certificates.

         THERE IS A RISK THAT OUR AUCTION OPERATIONS WILL NOT BECOME PROFITABLE. Our future operating results are also dependent on the success of our proposed auction operations and the amount of resources that we will need to devote to the development of our Internet website. We are in the early stages of development of our website. Continued development of our website will require significant resources. There is a risk that the planned expansion of our website will not result in increased revenues which would have a negative impact on our business.

         WE MAY INCUR LOSSES AS A RESULT OF ACCUMULATING INVENTORY. In addition to auctioning collectibles on consignment, we plan to acquire an inventory of stock and bond certificates to be sold at our auctions. We plan to acquire stock and bond certificates from dealers and collectors, and will assume the inventory and price risks of these items until they are sold. If we were unable to resell our purchased stock and bond certificates when we want or need to, or at prices sufficient to generate a profit on their resale, or if the market value of our inventory of purchased collectibles were to decline, our revenues could decline.

         THERE ARE LIMITED SUPPLIES OF COLLECTIBLES. Our business is highly dependent upon obtaining collectible stock and bond certificates for auction. We will depend upon dealers and collectors submitting collectibles for sale. This could impair our ability to attract a sufficient number of people interested in high-end collectibles to our auctions, which would harm our business.

         WE FACE COMPETITION IN ATTRACTING COLLECTORS TO OUR INTERNET WEBSITE. The market for Internet auctions is highly competitive, and most major Internet websites of such companies as Yahoo!, Inc., eBay Inc., Onsale, Inc. and Excite, Inc., host Internet auctions where collectibles are frequently traded. Barriers to entry to the Internet auction market are relatively low, and current and new competitors can launch new websites at relatively low cost using commercially available software. We potentially face competition from a number of large Internet communities and services that have expertise in developing Internet commerce, such as Amazon.com, Inc., America Online, Inc. and Microsoft Corporation. Other large companies with strong brand name recognition, substantial resources and experience in Internet commerce, such as Cendant Corporation, QVC, Inc. and other large media companies may also seek to compete in the Internet auction market. In addition to currently or potentially competing for auction services with major Internet commerce companies, we also compete with a number of other small service providers including those that specifically serve the collectibles markets. Competitive pressures created by any one of these companies, or by our competitors collectively, could harm our business by decreasing our revenues.

         Some of our current competitors and many of our potential competitors have longer operating histories in Internet commerce, larger customer bases, greater brand name recognition and significantly greater financial, marketing, technical and other resources. In addition, other Internet trading services may be acquired by or enter into commercial relationships with larger, well-established and well-financed companies as use of the Internet increases.

         WE HAVE NO HISTORY OF OPERATIONS AND WE HAVE NOT GENERATED REVENUE FROM OPERATIONS. Although ISX was organized in 2001, we have conducted no business to date. We face all the risks and uncertainties of other start-up companies. We can't be sure that we will ever be successful or maintaining profitable operations.

         WE MAY NEED TO RAISE ADDITIONAL FUNDS TO FINANCE CAPITAL EXPENDITURES. The anticipated proceeds from this offering may not be sufficient to allow us to carry out our business plan, and it may be necessary for us to seek additional financing. We cannot be sure that financing, whether from external sources or related parties, will be available if needed or on favorable terms. Our inability to obtain adequate financing may hinder expansion of our business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

         WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL. Our success will largely depend on the efforts and abilities of our key executives, including our President and our Chief Financial Officer. The loss of the services of either of them could materially harm our business because of the cost and time necessary to recruit and train a replacement. Such a loss would also divert management attention away from operational issues. We do not maintain any key-man life insurance on any of our employees.

         WE MAY BE UNABLE TO MANAGE GROWTH. Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our limited management and financial resources, and on our management, financial, product design, marketing, distribution and other resources, and we could experience operating difficulties. To manage growth effectively, we will need to:

          o Enhance our information systems and operations to respond to increased demand and changing trends in the apparel business;

          o Attract and retain qualified personnel; and

          o Develop, train and manage an increasing number of employees.

         If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

         WE EXPECT INTENSE COMPETITION IN OUR INDUSTRY. The business of collectibles and internet auctions is highly competitive and consists of many independent dealers of stock certificates, stamps and coins, as well as large auction companies such as eBay. Many of these competitors are larger and have substantially greater resources and brand-name recognition than us.

         OUR INDUSTRY MAY BECOME SUBJECT TO PRICING PRESSURES. We anticipate that a substantial portion of our revenues will be derived from auctions of stock and bond certificates on the Internet, in direct competition with such Internet auctioneers as eBay and Yahoo auctions. The presence of such large competitors, with substantial market share, poses the risk that prices charged to auction participants may decline. In general, these prices have been declining over the past several years, principally due to competition and greater operating efficiencies of the Internet auction houses. To maintain competitive, we may have to adjust our prices from time to time in response to these industry-wide pricing pressures. In the future, our financial performance may be negatively affected by these pricing pressures if we are forced to reduce our prices and we cannot reduce our production costs, or our production costs increase and we cannot increase our prices.

         WE RELY ON OUTSIDE CONTRACTORS. We rely on outside contractors for the operation of our website and use of the associated software. If our contractors fail to perform, we may be unable to assume these responsibilities.

         WE ARE SUBJECT TO INDUSTRY CYCLES AND OTHER ECONOMIC FACTORS. The collectibles industry historically has been subject to substantial cyclical variation, with consumer spending on collectibles tending to decline during recessionary periods, in which consumers may have less discretionary income. A continuing decline in the general economy or uncertainties regarding future economic prospects may affect consumer spending habits, which, in turn, could have a material adverse effect on our operating results.

RISKS RELATED TO THIS OFFERING

         THERE IS NO PUBLIC MARKET FOR OUR STOCK. Prior to this offering, there has been no public market for our Common Stock, and we cannot be sure that a public market will develop. Although we plan to take the steps necessary to secure a trading symbol and to have our shares available for trading on the OTC Bulletin Board or the "pink sheets", there can be no assurance that our shares will be eligible, or that a trading market will develop. If no trading market develops, persons acquiring the shares may have difficulty re-selling them.

         OUR OFFERING IS SELF-UNDERWRITTEN. The offering by the Company is being conducted on a "self-underwritten" basis, with no minimum offering, so all or substantially all of the funds received may go solely towards offering expenses. The offering is being conducted solely by our officers and directors. No professional broker or dealer is involved in the offering of our shares, which substantially increases the risk that we may be unable to sell all or any substantial portion of the shares.

         THE OFFERING PRICE WAS ESTABLISHED ARBITRARILY. The offering price by the Company was determined arbitrarily by the Company, and has no relationship to the Company's earnings, financial results, market value, assets or any established criteria of valuation. No investment banker, appraiser or other third party was involved in establishing the offering price.

         PURCHASERS OF OUR STOCK WILL SUFFER SUBSTANTIAL DILUTION. Purchasers of stock in this offering will suffer substantial immediate dilution. The amount of such dilution is dependent on the amount raised by the Company. If 1,000,000 shares are sold by the Company and 10,000 shares are distributed for promotional purposes, our pro forma net tangible book value (as of December 31, 2002) would be $1,000,000 or $0.17 per share. This would represent an immediate increase in net tangible book value to existing shareholders of $.17 per share and an immediate dilution to new shareholders of $0.83 per share. If 600,000 shares are sold by the Company and 10,000 shares are distributed for promotional purposes, our pro forma net tangible book value (as of December 31, 2002) would be $600,000 or $0.11 per share, representing an immediate increase in net tangible book value to existing shareholders of $0.11 per share and an immediate dilution to new shareholders of $0 89 per share. If 200,000 shares are sold by the Company, and 10,000 shares are distributed for promotional purposes, our pro forma net tangible book value (as of December 31, 2002) would be $200,000 or $0.04 per share, representing an immediate increase in net tangible book value to existing shareholders of $0.04 per share and an immediate dilution to new shareholders of $0.96 per share.

         OUR STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS. Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

          o With a price of less than $5.00 per share;

          o That are not traded on a "recognized" national exchange;

          o Whose prices are not quoted on the Nasdaq automated quotation system (NASDAQ listed stocks must still have a price of not less than $5.00 per share); or

          o Of issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

         WE WILL HAVE BROAD DISCRETION CONCERNING USE OF THE PROCEEDS OF THIS OFFERING. The maximum net proceeds of the offering to the Company will be approximately $995,000, if all the shares are sold. Depending on the amount of proceeds and other factors, our management may change the proposed use of proceeds due to changes in our business and in market conditions. Accordingly, you will not have the opportunity to evaluate the economic, financial and other relevant information that we may consider in the application of the net proceeds. Because of the number and variability of factors that determine our use of proceeds from this offering, our ultimate use of the proceeds might vary substantially from our currently planned uses. If we do not apply the proceeds effectively, our results of operations could suffer.

         FUTURE SALES BY OUR SHAREHOLDERS MAY ADVERSELY AFFECT OUR STOCK
PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS. Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

         None of the 5,000,000 shares of common stock outstanding as of April 15, 2003 are freely saleable without restriction; however, 1,000,000 shares will be registered for resale under this offering and will be available for immediate sale. In addition, all of the shares sold by the Company in this offering (up to 1,000,000) or distributed for promotional purposes (up to 10,000 shares) will be available for immediate resale. The remaining shares of common stock held by existing shareholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

         THE SELLING SHAREHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE. The selling shareholders intend to sell in the public market some or all of the shares of common stock being registered in this offering. That means that up to 1,000,000 shares of common stock, the number of shares being registered in this offering for sale by the selling shareholders, may be sold. Such sales may cause our stock price to decline.

         THE PRICE YOU PAY IN THIS OFFERING MAY FLUCTUATE. The price in this offering by the selling shareholders will fluctuate based on the prevailing market price of the common stock, if the stock is publicly traded. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

         THE PRINCIPAL SHAREHOLDERS WILL CONTINUE TO CONTROL THE COMPANY. Upon completion of the offering, Robert J. Zepfel, President of the Company, and Danilo Cacciamatta, Secretary and Chief Financial Officer of the Company, will beneficially own approximately 67% of the outstanding Common Stock. As a result, acting together they will be able to control all matters requiring approval by the shareholders of the Company, including the election of directors and the amendment of the Company's Certificate of Incorporation, without the cooperation of other shareholders

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally.

         The forward-looking statements are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that that there will be no material adverse competitive change in conditions in our business, that collector interest in stock and bond certificates will increase, and that there will be no significant changes in governmental regulations affecting us. These assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements

                              SELLING SHAREHOLDERS

         The following table presents information regarding the selling shareholders.

                                      Shares    Percentage               Shares      Percentage
                                       Owned      Owned                  Owned         Owned
   Name                               Before     Before      Shares      After         After
And Address                           Offering   Offering   Offered   Offering (1)  Offering (1)
-----------                           --------   --------   -------   ------------  ------------
Robert J. Zepfel                    2,500,000        50%        500,000   2,000,000     33.3%
500 Newport Center Drive
Suite 580
Newport Beach, CA 92660

Danilo Cacciamatta                  2,500,000        50%        500,000   2,000,000     33.3%
2600 Michelson Drive
Suite 490
Irvine, CA 92612


         (1) Assumes the sale of all shares offered by the Selling Shareholders, and the issuance of all other shares contemplated by this Prospectus.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares by the selling shareholders and from the distribution of shares for promotional purposes.

         The net cash proceeds from the sale of 1,000,000 shares by the Company will be approximately $995,000, if all the shares offered by ISX are sold. However, there is no minimum amount, which must be sold, and none of the proceeds will be placed into escrow. We intend to use these proceeds for the development of our auction website, for the acquisition of an initial inventory of collectible stock and bond certificates for resale, and for marketing and promotion. Pending utilization of all of the proceeds from this offering, we will invest the proceeds in interest-bearing savings accounts, certificates of deposit or money market funds.

                         DETERMINATION OF OFFERING PRICE

         The offering price by the Company and the initial offering price by the selling shareholders has been determined arbitrarily by the Company, and has no relationship to the Company's earnings or financial results. No exchange or over-the-counter market exists for our common stock. The offering price was arbitrarily established by management and does not reflect market value, assets or any established criteria of valuation. No investment banker, appraiser or other third party was involved in establishing the offering price. If a public market for our Common Stock develops, the offering price for sales by the selling shareholders will be determined by the trading market.

                                 DIVIDEND POLICY

         The Company has never paid cash dividends and does not intend to pay dividends in the foreseeable future.

                                    DILUTION

         The net tangible book value of ISX as of December 31, 2002 was $4,493 or $0.00 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of ISX (tangible assets less tangible liabilities) by the number of outstanding shares of common stock.

         If ISX issues 1,000,000 shares of common stock at an offering price of $1.00 per share, less $5,000 of offering expenses, and issues 10,000 shares for promotional purposes, our net tangible book value as of December 31, 2002 would have been $1,000,000, or $0.17 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.17 per share and an immediate dilution to new shareholders of $0.83 per share. The following table sets forth information about dilution.

Assumed public offering price per share                             $1.00
Immediate dilution to new shareholders, per share                   $0.83
Net tangible book value per share before this offering              $0.00
Net tangible book value per share after this offering               $0.17
Increase attributable to new investors, per share                   $0.17

                              PLAN OF DISTRIBUTION

         The sale of shares by the Company will be conducted directly by officers and directors of the Company, who will not be separately compensated for such efforts.

         The issuance of up to 10,000 shares for promotional purposes will also be conducted by our officers and directors, principally through our website. Visitors to the website will be offered the opportunity to register as a prospective buyer or seller, by completing an online registration form and providing certain information. Each person who so registers will receive, for no additional consideration, a certificate representing 100 shares of our Common Stock.

         The selling shareholders have advised us that the sale or distribution of our common stock owned by them may be effected directly to purchasers by the selling shareholders or by pledgees, donees, transferees or other successors, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock is quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling shareholders or by agreement between the selling shareholders and underwriters, brokers, dealers or agents, or purchasers. If the selling shareholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling shareholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. We will inform the selling shareholders that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling shareholders must be registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling shareholders and their controlling persons against certain liabilities, including liabilities under the Securities Act.

         The anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling shareholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock of ISX while such selling shareholders are distributing shares covered by this prospectus.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF ISX AND THE NOTES THERETO APPEARING ELSEWHERE IN
THIS REPORT. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

         GENERAL. It can be expected that future operating results will continue to be subject to many of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, many of which the Company cannot control.

         We have formulated our business plans and strategies based on certain assumptions of our management regarding the size of the market for collectible stock and bond certificates and the estimated prices for and acceptance of our products. Although these plans and assumptions are based on the best estimates of management, there can be no assurance that these assessments will prove to be correct. No independent marketing studies have been conducted on behalf of or otherwise obtained by us, nor are any such studies planned. Any future success that we might enjoy will depend upon many factors, including factors which may be beyond our control or which cannot be predicted at this time. These factors may include changes in collectors' tastes and preferences, increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs including cost of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors, and changes in governmental regulation imposed under federal, state or local laws.

         The Company was formed in October 2001, for the purpose of engaging in the business of buying and selling collectible stock and bond certificates. The Company has generated no revenues as it has been in an organizational state.

LIQUIDITY AND CAPITAL RESOURCES.

         At December 31, 2002 the Company had cash of $4,493. The Company intends to fund its working capital requirements principally through the proceeds of this offering and revenues from operations. We anticipate that additional capital may be required to finance our capital requirements if we significantly expand operations. We believe that anticipated proceeds from sales of securities and other financing activities will be sufficient to fund these capital requirements, and that anticipated cash flow from operations would be sufficient to finance our operations. However, we have no formal commitments for financing, and there can be no assurance that such financing will be available or that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.

         It can be expected that the future operating results will continue to be subject to many of the problems, expenses, delays and risks inherent in the establishment of a developmental business enterprise, many of which the Company cannot control.

                             DESCRIPTION OF BUSINESS

INTRODUCTION

         Scripophily is the collection of stock and bond certificates. Similar in character to stamp and coin collecting, scripophily gained recognition as a hobby within the past thirty years. The term is a combination of English and Greek words; the English term "scrip" generally represents an ownership right, and the Greek word "philos" means to love.

         In 1976 two German bankers conducted doctoral research that led to the publication of catalogs on the values of Chinese and Russian bonds. Since the Russian and Chinese communist governments had essentially repudiated the bonds issued by their imperial predecessors, the principal value of these bonds was no longer monetary, but rather aesthetic. These bonds were generally engraved with ornate illustrations, both to signify their value and to prevent counterfeiting. Since then, the interest of collectors has expanded to stock and bond certificates from all countries, including the United States. Early collectors focused on certificates issued by railroads and large industrial companies.

STOCK AND BOND CERTIFICATES

         The first historical records of shares (and trading in them) go back to 2000 B.C., but trading in the modern sense dates from around 1000 AD, in the Italian port of Amalfi. Maritime ventures were divided into shares, which could be bought and sold. Maritime shares continued to be used through the 19th century, and formed the basis for the initial financing of companies involved in colonial ventures, such as the East India Companies. It is generally believed that bonds were first issued in Italy, and there are records of trading in bonds issued by the City of Florence in the early 14th century. The earliest companies did not issue actual certificates, but entered holdings in a register, and often issued a certificate of entry in the stock register. By the 16th century municipalities in England, France, Holland and Germany issued bonds, and the first exchanges for organized trading developed at this time in Antwerp, Amsterdam and other major cities in Europe.

         The earliest collectible bonds and shares, mainly from England, France, Holland and Italy, date from the late 17th century. Other collectible stock and bond certificates date back to the 18th century, from companies in these countries and the United States.

         Certificates issued between 1800 and 1940 constitute most of the shares bought and sold by collectors. Certificates from this period graphically illustrate the development of industries throughout the United States and Europe (including European colonies), such as railroads, canals, shipping, banking, insurance, automobiles, oil, aviation, mining, brewing, sugar production, tobacco and textiles.

DEVELOPMENT OF SCRIPOPHILY

         The widespread popularity of stock ownership by individuals in the United States in the late 20th century expanded interest in scripophily. At the same time, the financial system began moving away from issuance of paper stock certificates in favor of electronic file transfers, which will inevitably lead to a tighter supply of collectable material. Most collectable certificates have been canceled or are obsolete and no longer have any value as a negotiable instrument. Many canceled certificates are destroyed by the issuers. Those that survive find their way into the collectables market through estates, deposit boxes, and the storage vaults of banks and corporations.

         Collectors generally appreciate the historical significance of certificates, as well as the artwork and ornate engraving. In addition, some certificates contain the original or facsimile signature of famous industrialists, such as John D. Rockefeller of Standard Oil Company, Jack Tramiel of Atari Corporation, and even Kenneth Lay of Enron Corporation. As a relatively new hobby, the cost of establishing a collection is generally less than more established hobbies such as stamp and coin collecting. Stock certificates are issued in almost every country, so there is a global interest in the hobby. Each certificate represents a different piece of history, often describing the company, including the year of issuance, signatures of officers, the name of the person to whom the certificate was issued, and the printer. Stocks and bonds were used in colonial times, and represent a form of financial history; they depict industries such as shipping and railroads throughout the Industrial Revolution, the Civil War, the robber baron era, the automotive age, and the information age.

         Stock certificates often include company logos, trademarks or other symbols. For example, certificates issued by the Walt Disney Company often include color renderings of its cartoon characters, and certificates issued by Playboy Communications, Inc. include the Playboy "bunny" logo. Many older certificates include vignettes of mythical gods, Indians, industrial plants, and even corporate officials.

         The growth of the Internet has dramatically affected scripophily in two separate ways. First, as with other collectibles, the purchase, sale and evaluation of stock and bond certificates has become much more efficient and easily accessible through the use of Internet auction sites. Stock and bond certificates are regularly offered for sale on eBay, through Yahoo! Auctions and similar sites. Second, certificates issued by Internet-related companies, particularly those that have become defunct or involved in financial scandals, are some of the more highly sought certificates, even though many of the companies involved are only a few years old. Thus, the certificates of companies such as Pets.com, Etoys, Inc. theglobe.com, drkoop.com and buy.com are worth significantly more than the underlying security.

         In addition to the issuing company there are many factors that can determine the value of a certificate, including the physical condition, age, historical significance, signatures, rarity, aesthetics, type of company, and type of engraving process. Many collectors concentrate on a certain theme, such as an industry or era. Others focus on certificates issued by companies with strong brand identification, such as consumer products (e.g. Goodyear, Coca-Cola, Kodak and Mattel).

         The majority of bonds and shares collected by scripophilists are from issuers that are, in one sense or another, defunct. There are various ways in which they become available to collectors. When a government reneges on its bond obligations, usually due to a change in government after a revolution, as have Russia, China and Cuba, the certificates generally become worthless, except as collectibles. Similarly, if a company goes bankrupt or liquidates, its outstanding bonds and stock certificates often become worthless, except as collectibles. Occasionally, certificates are redeemed, repaid, or, in a merger, replaced by the certificates of a different company. The certificates are called in by the company, cancelled, and disposed of as scrap, either at once or after a period of storage.

         In many cases, certificates become valueless when the underlying stock is transferred to a new owner and the old certificate cancelled by the transfer agent. The cancelled certificates are sometimes returned to the company for disposal. Some certificates appear after having been lost and replaced by duplicates. Also, sometimes certificates are printed, but remain unissued for a variety of reasons and are eventually disposed of.

OUR STRATEGY

         Our business strategy is twofold. First, to become a dealer in collectible stock and bond certificates, by acquisition of an inventory of certificates for resale on our auction website and other channels of distribution. Second, to establish a website by which others can offer and sell stock and bond certificates, in which case we will receive a listing fee and a commission.

         In order to establish an initial inventory of stock certificates we plan to purchase bulk lots from existing stamp and coin dealers, and to seek to acquire cancelled certificates from transfer agents, banks and other institutions. In addition, we plan to purchase securities of companies whose securities are priced at very low levels, usually due to pending bankruptcy, fraud or accounting scandals, but whose stock certificates have value as collectibles.

         We plan to establish our website as the premier site for the purchase and sale of stock and bond certificates. We believe a site specializing in stock and bond certificates will be attractive to collectors and others. In addition, we plan to issue 100 shares of our Common Stock each to the first 100 individuals who visit our website and register as buyers or sellers. We believe that distribution of such shares will create loyalty to our website, as collectors who own shares will be more likely to use our website for transactions than those in which they have no equity interest. Accordingly, the Registration Statement of which this Prospectus is a part covers up to 10,000 shares to be distributed to registered users of our site, for no additional consideration.

COMPETITION

         In general, the business of auctioning collectibles is highly competitive, and is dominated by eBay and, to a lesser extent, Yahoo! Auctions. In addition, there are a number of smaller companies, such as ubid.com, engaged in the Internet auction business. All of these companies include collectibles in their auctions, and many include stock and bond certificates. We believe all of these competitors are larger and have substantially greater resources than the Company.

         In the area of stock and bond certificates, we are aware of several sites, including scripophily.com and stockandbondauction.com. In addition, dealers in stamps, coins and currency often also engage in the sale or brokerage of stock and bond collectible certificates

EMPLOYEES

         At present, we have no employees.

PROPERTIES

         The Company maintains its offices at the offices of its President in Newport Beach, California. At present, it pays no rent.

DIRECTORS AND EXECUTIVE OFFICERS

         Name                       Age        Positions
         ----                       ---        ---------
         Robert J. Zepfel           50         President and a director

         Danilo Cacciamatta         57         Secretary, Chief Financial
                                               Officer and a director

         Mr. Zepfel is a practicing attorney, and has been a partner in the law firm of Haddan & Zepfel LLP, Newport Beach, California, for more than the past five years. Prior to forming Haddan & Zepfel LLP, he was associated with the law firm of Pettit & Martin in Newport Beach. Mr. Zepfel received a B.A. degree from the University of California, Berkeley and a J.D. degree from the University of California Law School (Boalt Hall). Mr. Zepfel has been a member of The State Bar of California for more than twenty-five years.

         Mr. Cacciamatta has been Chief Executive Officer of Cacciamatta Accountancy Corporation in Irvine, California since June 1996, and is licensed as a certified public accountant in the State of California. He is also Executive Vice President and a director of Lombardia Acquisition Corp., Chief Executive Officer and Chief Financial Officer of Cork Acquisition Corp., and serves as a director of California First National Bancorp. Between 1980 and 1988 Mr. Cacciamatta was a partner with KPMG Peat Marwick. Mr. Cacciamatta received a BA degree from Pomona College and an MBA degree from the University of California.

         The Company has paid no compensation to its executive officers, and has no outstanding stock options, stock appreciation rights or similar equity-based compensation items.

PRINCIPAL SHAREHOLDERS

         The following table sets forth ownership information as of April 15, 2003 with respect to all officers and directors of the Company, and each shareholder who beneficially owns more than 5% of the outstanding shares:

Name and Address                         No. of Shares            Percentage
----------------                         -------------            ----------

Robert J. Zepfel                            2,500,000                  50%
500 Newport Center Drive, Suite 580
Newport Beach, CA 92660

Danilo Cacciamatta                          2,500,000                  50%
2600 Michelson Drive, Suite 490
Irvine, CA 92612

All Directors and Officers (2 persons)      5,000,000                 100%

         Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of the table upon the exercise of warrants or options or the conversion of convertible securities.

SHAREHOLDER MATTERS

         Our Common Stock is not traded in any public market. We plan to take such actions as may be necessary for the Common Stock to be listed on the OTC Bulletin Board or the "pink sheets" at such time as our Registration Statement is declared effective by the Securities and Exchange Commission and we have a sufficient number of shareholders to justify such action.

         There are two holders of record of the Company's Common Stock as of May 1, 2003.

         The Company has never declared or paid any cash dividend on its shares of common stock.

DESCRIPTION OF SECURITIES

         Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock. Of this amount, 5,000,000 shares of Common Stock are currently issued and outstanding. No shares of Preferred Stock are outstanding. The following description is a summary of the capital stock of ISX and contains the material terms of the capital stock. Additional information can be found in our Articles of Incorporation and Bylaws.

         Each holder of our common stock is entitled to one vote per share of common stock standing in such holder's name on our records on each matter submitted to a vote of our shareholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights so that the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors. Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

EXPERTS

         The financial statements of International Scripophily Exchange appearing herein have been so included in reliance on the report of Baron Accountancy Corporation, independent certified public accountants, given upon the authority of that firm as experts in auditing and accounting.

LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by Haddan & Zepfel LLP, Newport Beach, California. Robert J. Zepfel, a director, officer and shareholder of the Company, is a partner of Haddan & Zepfel LLP.

AVAILABLE INFORMATION

         We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to International Scripophily Exchange and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we plan to make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

                       INTERNATIONAL SCRIPOPHILY EXCHANGE
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                December 31, 2002

                          INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report..............................................F-1

Balance Sheet.............................................................F-2

Statements of Operations..................................................F-3

Statements of Shareholders' Equity....................................... F-4

Statements of Cash Flows..................................................F-5

Notes to Financial Statements.............................................F-6

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                  --------------------------------------------------

The Board of Directors
INTERNATIONAL SCRIPOPHILY EXCHANGE

         We have audited the accompanying balance sheet of International Scripophily Exchange (a development stage company) (the "Company") as of December 31, 2002, and the related statements of operations, shareholders' equity and cash flows for the period ended December 31, 2001, for the year ended December 31, 2002 and for the period from inception (October 23, 2001) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, on a test basis, examination of evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Scripophily Exchange as of December 31, 2002, and the results of its operations and cash flows for the period ended December 31, 2001, the year ended December 31, 2002 and the period from inception (October 23, 2001) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company needs additional capital in order to fund current expenditures and achieve profitable operations. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                     /s/ BARON ACCOUNTANCY CORP.

Newport Beach, California
April 10, 2003

                           INTERNATIONAL SCRIPOPHILY EXCHANGE
                             (A DEVELOPMENT STAGE COMPANY)

                                     Balance Sheet

                                                               DECEMBER 31, 2002
                         ASSETS

CURRENT ASSETS:

  Cash                                                         $          4,493
                                                               ----------------
        TOTAL ASSETS                                           $          4,493
                                                               ================

          LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

  Accrued expenses                                             $            135
                                                               ----------------
        TOTAL LIABILITIES                                      $            135
                                                               ----------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:

  Preferred stock, 10,000,000 shares authorized, $.001 par
     value, none issued and outstanding                         $             -
  Common stock, 50,000,000 shares authorized, $.001 par
     value, 5,000,000 shares issued and outstanding                       5,000
  Additional paid in capital                                                  -
  Deficit accumulated during the development stage                         (642)
                                                               ----------------
        TOTAL SHAREHOLDERS' EQUITY                                        4,358
                                                               ----------------
                                                               $          4,493
                                                               ================

   The accompanying notes are an integral part of these financial statements.


                                    INTERNATIONAL SCRIPOPHILY EXCHANGE
                                      (A DEVELOPMENT STAGE COMPANY)

                                        Statements of Operations

                                                                                     Cumulative
                                                            Period ended           from inception
                                                             December 31,        (October 23, 2001)
                                                    ----------------------------  to December 31,
                                                       2001            2002             2002
                                                    ----------------------------  ----------------
COSTS AND EXPENSES:

  General and administrative                        $       531     $       135   $       666

INTEREST INCOME                                               0              24            24
                                                    ------------    ------------  ------------

NET LOSS                                            $      (531)    $      (111)  $      (642)
                                                    ============    ============  ============

BASIC AND DILUTED NET LOSS PER COMMON SHARE         $     (0.00)    $     (0.00)
                                                    ============    ============

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                           5,000,000       5,000,000
                                                    ============    ============

               The accompanying notes are an integral part of these financial statements.

                                              INTERNATIONAL SCRIPOPHILY EXCHANGE
                                                (A DEVELOPMENT STAGE COMPANY)

                                             Statements of Shareholders' Equity

                                                                            Deficit Accumulated
                                        Common Stock              Additional    During the          Total
                                 ----------------------------      Paid In      Development     Shareholders'
                                   Shares            Amount        Capital        Stage             Equity
                                 -----------      -----------      --------     -----------      -----------
INCEPTION, October 23, 2001       5,000,000       $    5,000       $    --      $       --       $    5,000

Net loss                                                                              (531)            (531)
                                 -----------      -----------      --------     -----------      -----------

BALANCE, DECEMBER 31, 2001        5,000,000            5,000            --            (531)           4,469

Net loss                                 --               --            --            (111)            (111)
                                 -----------      -----------      --------     -----------      -----------

BALANCE, DECEMBER 31, 2002        5,000,000       $    5,000       $    --      $     (642)      $    4,358
                                 ===========      ===========      ========     ===========      ===========

                         The accompanying notes are an integral part of these financial statements.


                            INTERNATIONAL SCRIPOPHILY EXCHANGE
                               (A DEVELOPMENT STAGE COMPANY)

                                 Statements of Cash Flows

                                                                           Cumulative
                                                                              From
                                                     Period Ended          Inception
                                                     December, 31,      (October 23, 2001)
                                                ----------------------    To December 31,
                                                  2001          2002          2002
                                                --------      --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss)                                    $  (531)      $  (111)      $  (642)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
    Increase in accrued expenses                     --           135           135
                                                --------      --------      --------
    Net cash from operating activities             (531)           24          (507)
                                                --------      --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES                 --            --            --
                                                --------      --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuance of common stock                      5,000            --         5,000
                                                --------      --------      --------
    Net cash from financing activities            5,000            --         5,000
                                                --------      --------      --------

Net increase (decrease) in cash                    (531)           24          (507)

CASH, BEGINNING OF PERIOD                            --         4,469            --
                                                --------      --------      --------
CASH, END OF PERIOD                             $ 4,469       $ 4,493       $ 4,493
                                                ========      ========      ========

Supplemental information: No interest or taxes have been paid.

        The accompanying notes are an integral part of these financial statements.

                        INTERNATIONAL SCRIPOPHILY EXCHANGE
                          (A DEVELOPMENT STAGE COMPANY)
                          Notes to Financial Statements
                                December 31, 2002

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization

         International Scripophily Exchange, a Nevada corporation (the "Company") was formed on October 23, 2001. The Company has been inactive and has had no significant operations. The Company is authorized to do any legal business activity as controlled by Nevada law. The Company is classified as a development stage company because its principal activities have not yet begun.

         Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         Income taxes

         The Company reports certain expenses differently for financial and tax reporting purposes and, accordingly, provides for the related deferred taxes. Income taxes are accounted for under the liability method in accordance with Statement of Financial Accounting Standards 109, Accounting for Income Taxes.

         Basic and diluted net loss per share

         Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings Per Share ("SFAS 128"), which superseded Accounting Principles Board Opinion 15 ("APB 15"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares, stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. At December 31, 2002 there were no dilutive convertible shares, stock options or warrants.

         Accounting developments

         On July 20, 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." These statements, which make significant changes to the accounting for business combinations, goodwill, and intangible assets, had no impact on the Company's financial statements.

         In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The impact of the adoption of SFAS 143 on the Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.

         In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), was issued. This statement addresses financial accounting and reporting for the impairment or disposal of long- lived assets and broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. SFAS 144 had no impact on the Company's financial statements.

                           INTERNATIONAL SCRIPOPHILY EXCHANGE
                             (A DEVELOPMENT STAGE COMPANY)
                             Notes to Financial Statements

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Accounting developments (continued)

         In May 2002, SFAS No. 145, Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The Company does not anticipate that adoption of SFAS 145 will have a material effect on its earnings or financial position.

         In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003. The Company does not expect the adoption of SFAS No. 148 to have a material impact on its financial position or results of operations, cash flows or disclosures.

2.       INCOME TAXES

         As the Company has not generated taxable income since its inception, no provision for income taxes has been made. At December 31, 2002, the Company did not have any significant net operating loss carryforwards, deferred tax liabilities or deferred tax assets.

3.       GOING CONCERN

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. Additional capital infusion is necessary in order to fund current expenditures, acquire business opportunities and achieve profitable operations. This factor raises substantial doubt about the Company's ability to continue as a going concern.

         The Company's management intends to continue funding current expenditures by means of contributions to capital and to raise additional funds through equity offerings. However, there can be no assurance that management will be successful in this endeavor.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         ISX's bylaws provide that we have the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of our Company. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All expenses will be paid by ISX.

         Securities and Exchange Commission Registration Fee    $
         Printing and Engraving Expenses                        $         200
         Accounting Fees and Expenses                           $       1,500
         Legal Fees and Expenses                                $         500
         Blue Sky Qualification Fees and Expenses               $         100
         Miscellaneous                                          $       2,700
                                                                        -----

         TOTAL                                                  $       5,000
                                                                        =====

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         In October of 2001 the Company issued 5,000,000 shares of its Common Stock to the founders of the Company for $5,000 in cash. The Company believes the issuance was exempt from the registration provisions of the Securities Act of 1933, as amended by reason of Section 4(2) thereof.

ITEM 27. EXHIBITS

NO.      DESCRIPTION
---      -----------

3.1      Articles of Incorporation

3.2      Bylaws

5.1      Opinion of Haddan & Zepfel LLP

23.1     Consent of Baron Accountancy Corporation

23.2     Consent of Haddan & Zepfel LLP (included in its opinion in Exhibit 5.1)

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

         (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Los Angeles, California, on May 9, 2003.

                                      INTERNATIONAL SCRIPOPHILY EXCHANGE

                                       By: /s/ Robert J. Zepfel
                                          -----------------------------
                                           Robert J. Zepfel, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

   Signature                          Title                             Date
   ----------                    ----------------                  -------------

(1)Principal Executive Officer

/s/ Robert J. Zepfel                President and a                  May 9,2003
----------------------              Director
    Robert J. Zepfel

(2)Principal Accounting Officer

/s/ Danilo Cacciamatta              Secretary, Chief Financial       May 9,2003
----------------------              Officer and a Director
 Danilo Cacciamatta

                                INDEX TO EXHIBITS

Exhibit
No.               Description
---               -----------

3.1               Articles of Incorporation

3.2               Bylaws

5.1               Opinion of Haddan & Zepfel LLP

23.1              Consent of Baron Accountancy, Certified Public Accountant.

23.2              Consent of Haddan & Zepfel LLP (included in its opinion in
                  Exhibit 5.1)